EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2013 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30, 2013
Agreement/Program	2008	2009	2010	2011	2012	2013
	(A$ millions)
Commonwealth and State Housing	445	417	404	391	378	365
Other (inc. Natural Disaster Relief Assistance)	56	69	59	53	93	98

TOTAL	501	484	463	444	471	463

Note: Amounts have been rounded to the nearest A$1 million. Consequently, rounded amounts may not add to totals.

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland public sector entities. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC. The Corporation’s guaranteed debt, as at the end of each of the last five fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

	2009	2010	2011	2012	2013
Distribution of debt	A$M	A$M	A$M	A$M	A$M
Bodies within the Public Accounts
Department of State Development and Infrastructure Planning	138	128	118	111	101
Department of Education and Training	—	—	70	72	66
Public Works—Department of Public Works	364	348	304	307	199
Department of Transport and Main Roads—Main Roads	1,077	1,031	1,064	1,088	1,009
Department of Transport and Main Roads—Queensland Transport	84	77	44	103	103

	2009	2010	2011	2012	2013
Distribution of debt	A$M	A$M	A$M	A$M	A$M
Queensland Health	123	118	109	104	94
Queensland Treasury & Trade	7,693	13,283	20,865	28,671	36,652
Other	236	199	116	64	35
Government Owned Corporations
CS Energy Ltd	851	862	857	907	892
Energex Limited	3,889	4,208	4,886	5,848	6,347
Ergon Energy Corporation Limited	3,807	4,131	4,483	5,198	5,318
Port Authorities & Facilities (various)	1,981	2,442	934	877	893
Powerlink	3,098	3,433	3,621	4,086	4,364
QR Limited	6,566	4,384	—	—	—
Queensland Rail Limited	—	3,070	3,083	3,300	3,341
Stanwell Corporation Limited	259	655	656	869	853
Tarong Energy Corporation Limited	451	464	496	—	—
Local Governments
Brisbane City Council	390	1,176	1,216	1,829	2,296
Cairns Regional Council	—	107	101	106	100
Fraser Coast Regional Council	114	123	113	128	128
Gladstone Regional Council	49	113	127	159	190
Gold Coast City Council	261	617	785	812	841
Ipswich City Council	189	304	357	415	429
Logan City Council	78	113	108	132	205
Mackay Regional Council	115	112	193	229	247
Moreton Bay Regional Council	269	348	354	399	418
Redland City Council	42	46	60	69	69
Rockhampton Regional Council	126	159	199	237	254
Sunshine Coast Regional Council	112	197	210	254	282
Toowoomba Regional Council	102	100	94	164	165
Townsville City Council	205	388	404	419	393
Other	350	314	392	509	616
Statutory Bodies
Grammar schools	88	116	113	115	99
Queensland Bulk Water Supply Authority	2,168	2,384	2,261	5,716	10,021
Queensland Bulk Water Transport Authority	1,785	1,891	1,878	2,593	—
Queensland Manufactured Water Authority	236	2,639	2,665	—	—
SEQ Water Grid Manager	293	667	1,161	1,703	—
Universities	150	135	132	182	206
Water Boards	2	150	156	228	228
Other	658	531	574	589	224
Other Bodies
DBCT Holdings Pty Ltd	259	232	207	187	167
Qld Motorways Limited	2,370	2,899	—	—	—
Qld Water Infrastructure Pty Ltd	766	268	381	—	—
Queensland Treasury Holdings Pty Ltd	—	—	2,367	2,471	154
Queensland Urban Utilities	—	—	290	396	538
Southern Regional Water Pipeline Co. Pty Ltd	143	254	468	—	—
Unitywater	—	—	127	225	323
Western Corridor Recycled Water Pty Ltd	1,897	—	—	—	—
Other	576	98	253	420	259
Total Funds Onlent	44,410	55,314	59,453	72,290	79,119

Undistributed borrowings	18,216	13,571	13,771	12,073	14,156

Total Guaranteed Debt	62,626	68,885	73,224	84,363	93,275

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2013 of A$93.275 billion, which includes A$6.332 billion of off-shore debt based on the prevailing rates of exchange at June 30, 2013. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

OUTSTANDING DOMESTIC AUSTRALIAN DOLLAR INDEBTEDNESS

as at June 30, 2013

Coupon Rate (% per annum)	Maturity Date	Face Value (AUD)	Market Value (AUD)
QTC Bonds
6.00%	August 14, 2013	2,032,278,000	2,086,477,349
6.00%	August 21, 2013	1,978,898,000	2,030,613,114
5.75%	November 21, 2014	4,894,676,000	5,127,750,686
6.00%	October 14, 2015	1,806,134,000	1,955,853,447
6.00%	October 21, 2015	4,934,390,000	5,322,574,806
6.00%	April 21, 2016	5,642,750,000	6,132,488,313
6.00%	September 14, 2017	4,286,949,000	4,807,809,072
3.50%	September 21, 2017	3,477,052,000	3,501,882,078
6.00%	February 21, 2018	7,110,400,000	7,964,709,644
6.25%	June 14, 2019	4,613,474,000	5,236,511,884
4.00%	June 21, 2019	3,009,900,000	3,009,982,215
6.25%	February 21, 2020	9,786,000,000	11,160,876,658
6.00%	June 14, 2021	3,233,580,000	3,640,958,740
5.50%	June 21, 2021	4,771,000,000	5,104,339,208
6.00%	July 21, 2022	7,308,000,000	8,230,966,691
4.25%	July 21, 2023	3,273,500,000	3,185,699,040
5.75%	July 22, 2024	4,585,000,000	5,030,319,386
Capital Indexed Bond (CIB)	August 20, 2030	811,246,800	794,534,063
6.50%	March 14, 2033	725,100,000	843,390,355
Treasury Notes
Various	July 2013	429,000,000	428,535,417
Various	August 2013	99,000,000	98,630,801
Various	September 2013	478,000,000	475,400,004
Various	October 2013	51,000,000	50,570,251
Various	November 2013	175,000,000	173,102,337
Various	December 2013	11,000,000	10,866,617
Floating Rate Notes
3 mth BBSW minus 3bps	August 2014	350,000,000	350,884,265
Credit foncier loans
Various	2013	27,688,072	28,246,741
Various	2014	36,636,692	37,932,501
Various	2015	50,836,500	53,089,196
Various	2016	42,908,500	44,612,673
Various	2017	21,121,500	22,279,433
Various	2018	18,750	21,407

Total		80,052,537,815	86,941,908,390

OUTSTANDING OFFSHORE INDEBTEDNESS

GLOBAL A$ BONDS

as at June 30, 2013

Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
6.00%	August 14, 2013	AUD	351,024,000	360,385,550
6.00%	October 14, 2015	AUD	380,018,000	411,519,501
6.00%	September 14, 2017	AUD	437,960,000	491,171,708

Total			1,169,002,000	1,263,076,759

COMMERCIAL PAPER

as at June 30, 2013

Year of Issue	Yield	Maturity Date	Currency	Face Value (AUD)	Market Valuation (AUD)
2013	0.21%	July 2013	USD	779,623,029	779,542,509
2013	0.25%	August 2013	USD	1,056,383,668	1,056,079,649
2013	0.23%	September 2013	USD	972,132,210	971,600,616
2013	0.25%	October 2013	USD	1,207,064,161	1,205,961,675

Total				4,015,203,068	4,013,184,448

EURO MEDIUM TERM NOTES

as at June 30, 2013

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value (AUD)	Market Value (AUD)
2007	7.125%	September 18, 2017	NZD	316,287,265	367,647,016
2008	7.125%	September 18, 2017	NZD	337,373,083	388,311,883
2009	2.650%	April 7, 2039	JPY	163,898,675	178,108,215
2011	1.720%	September 16, 2039	CHF	125,552,025	122,351,340

Total				943,111,048	1,056,418,454